EXHIBIT 32.2
Statement Pursuant to Section 906 the Sarbanes-Oxley Act of 2002
By
Principal Executive Officer and Principal Financial Officer
Dated: November 4, 2005
     I, Martin M. McDermut, Senior Vice President, Chief Financial Officer and Secretary of Superconductor Technologies Inc, herby certify that, to my knowledge, that:
     1. the accompanying Quarterly Report on Form 10-Q of Superconductor Technologies for the three and nine month period ended October 1, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and
     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Superconductor Technologies Inc.
     IN WITNESS WHEREOF, the undersigned has executed this Statement as of the date first written above.

/s/ Martin S. McDermut
Martin S. McDermut
Senior Vice President, Chief Financial Officer and Secretary